Exhibit 99.1

Landmark Infrastructure Partners LP Reports Third Quarter Results

El Segundo, California, November 6, 2019 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark,” the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its third quarter financial results.

Highlights

•	Net income attributable to common unitholders of $0.03 per diluted unit, FFO of $0.20 per diluted unit and AFFO of $0.32 per diluted unit;
•	Year-to-date through October 31, 2019, completed acquisitions of 134 assets for total consideration of approximately $42 million; and
•	Announced a quarterly distribution of $0.3675 per common unit.

Third Quarter 2019 Results

“We are pleased to announce another quarter of solid financial and operating results reflecting the stability and continued performance of the assets in our portfolio.  We are making further progress with our development strategy and anticipate placing assets into service in the fourth quarter of 2019,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Net income attributable to common unitholders per diluted unit in the third quarter of 2019 was $0.03, compared to $3.71 in the third quarter of 2018.  Net income included a gain on sale of assets of $0.5 million in the third quarter of 2019 and a gain on sale of assets of $100.0 million in the third quarter of 2018.  FFO for the third quarter of 2019 was $0.20 per diluted unit, compared to $0.29 in the third quarter of 2018.  FFO included a $2.2 million unrealized loss on interest rate hedges in the third quarter of 2019 and a $0.8 million unrealized gain on interest rate hedges in the third quarter of 2018.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges, was $0.32 in the third quarter of 2019 compared to $0.34 in the third quarter of 2018.  Rental revenue for the quarter ended September 30, 2019 was $14.4 million, a decrease of 18% compared to the third quarter of 2018.  The decline in rental revenue in the third quarter is primarily due to the contribution of assets to the Landmark/Brookfield joint venture (“JV”) in September 2018, as the JV is accounted for as an equity method investment and the revenue generated in the JV is not consolidated into the Partnership’s results.  In addition, the Partnership sold a portfolio of assets in June 2019, which also contributed to lower rental revenue.

For the nine months ended September 30, 2019 we generated net income of $20.5 million compared to $118.0 million during the nine months ended September 30, 2018.  Net income attributable to common unitholders for the nine months ended September 30, 2019 was $0.41 per diluted unit compared to $4.18 per diluted unit for the nine months ended September 30, 2018.  For the nine months ended September 30, 2019 we generated FFO of $0.40 per diluted unit and AFFO of $0.97 per diluted unit, compared to FFO of $0.95 per diluted unit and AFFO of $0.99 per diluted unit during the nine months ended September 30, 2018.  For the nine months ended September 30, 2019, the Partnership reported rental revenue of $43.8 million compared to $50.1 million during the nine months ended September 30, 2018.  The decline in revenue was primarily attributable to the contribution of assets to the JV in September of 2018 and the sale of a portfolio of assets in June 2019.

Quarterly Distributions

On October 25, 2019, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended September 30, 2019.  The distribution is payable on November 14, 2019 to common unitholders of record as of November 4, 2019.

On October 22, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4375 per Series C preferred unit, which is payable on November 15, 2019 to Series C preferred unitholders of record as of November 1, 2019.

On October 22, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on November 15, 2019 to Series B preferred unitholders of record as of November 1, 2019.

On September 20, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on October 15, 2019 to Series A preferred unitholders of record as of October 1, 2019.

Capital and Liquidity

As of September 30, 2019, the Partnership had $175.3 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $275 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Year-to-date through October 31, 2019, the Partnership acquired a total of 134 assets for total consideration of approximately $42 million.  The acquisitions were immediately accretive to AFFO and funded primarily with borrowings under the Partnership’s existing credit facility.

At-The-Market (“ATM”) Equity Programs

Year-to-date through October 31, 2019, the Partnership has issued 128,892 Series A preferred units and 81,778 Series B preferred units through its At-The-Market (“ATM”) issuance programs for gross proceeds of approximately $5.3 million.

Conference Call Information

The Partnership will hold a conference call on Wednesday, November 6, 2019, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its third quarter 2019 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/mmc/p/ogyxkruc, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 3877447.

A webcast replay will be available approximately two hours after the completion of the conference call through November 6, 2020 at https://edge.media-server.com/mmc/p/ogyxkruc.  The replay is also available through November 15, 2019 by dialing 855-859-2056 or 404-537-3406 and entering the access code 3877447.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction gain (loss).  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction gain (loss), adjustments for investment in unconsolidated joint venture and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2018 and Current Report on Form 8-K filed with the Commission on February 20, 2019.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Rental revenue	$14,402	$17,560	$43,820	$50,051
Expenses
Property operating	435	360	1,505	875
General and administrative	1,288	735	4,269	3,523
Acquisition-related	119	88	614	469
Amortization	3,395	4,293	10,368	12,548
Impairments	442	877	646	980
Total expenses	5,679	6,353	17,402	18,395
Other income and expenses
Interest and other income	198	434	764	1,280
Interest expense	(4,259)	(6,906)	(13,439)	(19,586)
Unrealized gain (loss) on derivatives	(2,188)	774	(8,963)	5,208
Equity income from unconsolidated joint venture	154	59	263	59
Gain on sale of real property interests	473	100,039	18,008	100,039
Foreign currency transaction gain	1,113	—	1,045	—
Total other income and expenses	(4,509)	94,400	(2,322)	87,000
Income before income tax expense	4,214	105,607	24,096	118,656
Income tax expense	228	460	3,635	663
Net income	3,986	105,147	20,461	117,993
Less: Net income attributable to noncontrolling interests	7	8	23	20
Net income attributable to limited partners	3,979	105,139	20,438	117,973
Less: Distributions to preferred unitholders	(2,985)	(2,868)	(8,900)	(7,742)
Less: General Partner's incentive distribution rights	(197)	(197)	(591)	(587)
Less: Accretion of Series C preferred units	(96)	—	(546)	—
Net income attributable to common and subordinated unitholders	$701	$102,074	$10,401	$109,644
Net income (loss) per common and subordinated unit
Common units – basic	$0.03	$4.06	$0.41	$4.51
Common units – diluted	$0.03	$3.71	$0.41	$4.18
Subordinated units – basic and diluted	$—	$—	$—	$(0.59)
Weighted average common and subordinated units outstanding
Common units – basic	25,341	25,138	25,339	24,405
Common units – diluted	25,341	27,741	25,339	26,658
Subordinated units – basic and diluted	—	—	—	517
Other Data
Total leased tenant sites (end of period)	1,914	1,818	1,914	1,818
Total available tenant sites (end of period)	2,011	1,907	2,011	1,907

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Land	$136,221	$128,302
Real property interests	523,303	517,423
Construction in progress	58,507	29,556
Total land and real property interests	718,031	675,281
Accumulated amortization of real property interests	(46,753)	(39,069)
Land and net real property interests	671,278	636,212
Investments in receivables, net	8,741	18,348
Investment in unconsolidated joint venture	62,524	65,670
Cash and cash equivalents	4,920	4,108
Restricted cash	5,417	3,672
Rent receivables, net	5,098	4,292
Due from Landmark and affiliates	1,876	1,390
Deferred loan costs, net	4,854	5,552
Deferred rent receivable	5,970	5,251
Derivative asset	—	4,590
Other intangible assets, net	19,469	20,839
Assets held for sale (AHFS)	392	7,846
Other assets	13,467	8,843
Total assets	$804,006	$786,613
Liabilities and equity
Revolving credit facility	$175,313	$155,000
Secured notes, net	219,535	223,685
Accounts payable and accrued liabilities	8,922	7,435
Other intangible liabilities, net	7,923	9,291
Liabilities associated with AHFS	—	397
Lease liability	10,076	—
Prepaid rent	5,549	5,418
Derivative liabilities	4,765	402
Total liabilities	432,083	401,628
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,988,700 and 2,000,000 units issued and outstanding at September 30, 2019 and December 31, 2018, respectively	47,571	47,308
Equity
Series A cumulative redeemable preferred units, 1,674,156 and 1,593,149 units issued and outstanding at September 30, 2019 and December 31, 2018, respectively	39,018	37,207
Series B cumulative redeemable preferred units, 2,544,793 and 2,463,015 units issued and outstanding at September 30, 2019 and December 31, 2018, respectively	60,926	58,936
Common units, 25,353,140 and 25,327,801 units issued and outstanding at September 30, 2019 and December 31, 2018, respectively	394,036	411,158
General Partner	(163,370)	(167,019)
Accumulated other comprehensive loss	(6,459)	(2,806)
Total limited partners' equity	324,151	337,476
Noncontrolling interests	201	201
Total equity	324,352	337,677
Total liabilities, mezzanine equity and equity	$804,006	$786,613

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	718	907	77.4	(7)	850	27.0			$5,164	36%
Outdoor Advertising	593	705	79.8	(7)	686	15.4			3,969	28%
Renewable Power Generation	16	47	48.4	(7)	47	30.7			329	2%
Subtotal	1,327	1,659	76.7	(7)	1,583	22.0			$9,462	66%
Tenant Lease Assignment only (8)
Wireless Communication	116	166	50.5		147	16.1			$1,024	7%
Outdoor Advertising	33	36	62.3		35	13.2			234	1%
Renewable Power Generation	6	6	68.0		6	26.9			57	1%
Subtotal	155	208	53.1		188	15.9			$1,315	9%
Tenant Lease on Fee Simple
Wireless Communication	19	28	99.0	(7)	27	18.9			$997	7%
Outdoor Advertising	76	99	99.0	(7)	99	5.1			1,018	7%
Renewable Power Generation	15	17	99.0	(7)	17	29.8			1,610	11%
Subtotal	110	144	99.0	(7)	143	10.5			$3,625	25%
Total	1,592	2,011	72.2	(9)	1,914	20.5			$14,402	100%
Aggregate Portfolio
Wireless Communication	853	1,101	67.8		1,024	25.2	93%	$1,952	$7,185	50%
Outdoor Advertising	702	840	78.9		820	14.1	98%	2,367	5,221	36%
Renewable Power Generation	37	70	36.5		70	29.7	100%	8,985	1,996	14%
Total	1,592	2,011	72.2	(9)	1,914	20.5	95%	$2,398	$14,402	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of September 30, 2019 were 3.3, 7.2, 17.4 and 5.2 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended September 30, 2019. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 63 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$3,986	$105,147	$20,461	$117,993
Adjustments:
Amortization expense	3,395	4,293	10,368	12,548
Impairments	442	877	646	980
Gain on sale of real property interests, net of income taxes	(500)	(100,039)	(14,982)	(100,039)
Adjustments for investment in unconsolidated joint venture	792	—	2,568	—
Distributions to preferred unitholders	(2,985)	(2,868)	(8,900)	(7,742)
Distributions to noncontrolling interests	(7)	(8)	(23)	(20)
FFO	$5,123	$7,402	$10,138	$23,720
Adjustments:
General and administrative expense reimbursement (1)	930	289	3,058	2,069
Acquisition-related expenses	119	88	614	469
Unrealized (gain) loss on derivatives	2,188	(774)	8,963	(5,208)
Straight line rent adjustments	145	33	414	177
Unit-based compensation	—	—	130	70
Amortization of deferred loan costs and discount on secured notes	780	1,123	2,308	3,004
Amortization of above- and below-market rents, net	(216)	(333)	(654)	(1,008)
Deferred income tax expense	56	369	109	420
Repayments of receivables	156	307	430	915
Adjustments for investment in unconsolidated joint venture	38	6	63	6
Foreign currency transaction gain	(1,113)	—	(1,045)	—
AFFO	$8,206	$8,510	$24,528	$24,634

FFO per common and subordinated unit - diluted	$0.20	$0.29	$0.40	$0.95
AFFO per common and subordinated unit - diluted	$0.32	$0.34	$0.97	$0.99
Weighted average common and subordinated units outstanding - diluted	25,341	25,138	25,339	24,922

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$3,986	$105,147	$20,461	$117,993
Interest expense	4,259	6,906	13,439	19,586
Amortization expense	3,395	4,293	10,368	12,548
Income tax expense	228	460	3,635	663
EBITDA	$11,868	$116,806	$47,903	$150,790
Impairments	442	877	646	980
Acquisition-related	119	88	614	469
Unrealized (gain) loss on derivatives	2,188	(774)	8,963	(5,208)
Gain on sale of real property interests	(473)	(100,039)	(18,008)	(100,039)
Unit-based compensation	—	—	130	70
Straight line rent adjustments	145	33	414	177
Amortization of above- and below-market rents, net	(216)	(333)	(654)	(1,008)
Repayments of investments in receivables	156	307	430	915
Adjustments for investment in unconsolidated joint venture	1,526	52	4,670	52
Foreign currency transaction gain	(1,113)	—	(1,045)	—
Deemed capital contribution to fund general and administrative expense reimbursement(1)	930	289	3,058	2,069
Adjusted EBITDA	$15,572	$17,306	$47,121	$49,267
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$5,071	$9,503	$21,954	$31,069
Unit-based compensation	—	—	(130)	(70)
Unrealized gain (loss) on derivatives	(2,188)	774	(8,963)	5,208
Amortization expense	(3,395)	(4,293)	(10,368)	(12,548)
Amortization of above- and below-market rents, net	216	333	654	1,008
Amortization of deferred loan costs and discount on secured notes	(780)	(1,123)	(2,308)	(3,004)
Receivables interest accretion	3	—	9	—
Impairments	(442)	(877)	(646)	(980)
Gain on sale of real property interests	473	100,039	18,008	100,039
Allowance for doubtful accounts	(102)	52	(107)	23
Equity loss from unconsolidated joint venture	154	59	263	59
Distributions of earnings from unconsolidated joint venture	(300)	—	(2,883)	—
Foreign currency transaction gain	1,113	—	1,045	—
Working capital changes	4,163	680	3,933	(2,811)
Net income	$3,986	$105,147	$20,461	$117,993
Interest expense	4,259	6,906	13,439	19,586
Amortization expense	3,395	4,293	10,368	12,548
Income tax expense	228	460	3,635	663
EBITDA	$11,868	$116,806	$47,903	$150,790
Less:
Gain on sale of real property interests	(473)	(100,039)	(18,008)	(100,039)
Unrealized gain on derivatives	—	(774)	—	(5,208)
Amortization of above- and below-market rents, net	(216)	(333)	(654)	(1,008)
Foreign currency transaction gain	(1,113)	—	(1,045)	—
Add:
Impairments	442	877	646	980
Acquisition-related	119	88	614	469
Unrealized loss on derivatives	2,188	—	8,963	—
Unit-based compensation	—	—	130	70
Straight line rent adjustment	145	33	414	177
Repayments of investments in receivables	156	307	430	915
Adjustments for investment in unconsolidated joint venture	1,526	52	4,670	52
Deemed capital contribution to fund general and administrative expense reimbursement (1)	930	289	3,058	2,069
Adjusted EBITDA	$15,572	$17,306	$47,121	$49,267

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.